Exhibit 99.1

RESORTQUEST INTERNATIONAL, INC. REVIEWS
EXPECTED THIRD QUARTER RESULTS

DESTIN, FLORIDA (October 17, 2003) – ResortQuest International, Inc. (NYSE: RZT) (the “Company”) today announced that it expects third quarter revenues to be in a range from $46.0 million to $48.2 million, third quarter Adjusted EBITDA(1) to be in a range from $12.8 million to $13.3 million and third quarter net income to be in a range from $3.0 million to $3.2 million.

ABOUT RESORTQUEST INTERNATIONAL

ResortQuest is a leading provider of vacation condominium and home rental property management services in premier destination resort locations in the United States and Canada. ResortQuest has developed a branded network of vacation rental properties and currently offers management services to approximately 20,000 vacation rental properties. ResortQuest’s operations are located in more than 50 premier beach, mountain, desert and tropical resort locations.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of ResortQuest and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include the risks associated with obtaining the necessary consents and approvals and meeting the other conditions necessary to consummate the merger with Gaylord Entertainment Company, continued acceptance of the Company’s First Resort software, poor weather reducing the number of stays at Company managed facilities, the Company’s ability to meet its cash needs with available sources of cash, successful integration of additional acquired companies, factors affecting internal growth and management of growth, ResortQuest’s acquisition strategy and the availability of financing, the tour and travel industry, seasonality, quarterly fluctuations and general economic conditions, dependence on technology and travel providers, and other factors discussed from time to time in ResortQuest’s Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 31, 2002 and its quarterly report on Form 10-Q for the six months ended June 30, 2002.

Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this filing will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by ResortQuest or any other person that the objectives and plans of the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or any other reason.

(1)	Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, corporate relocation expense, merger related costs and impairment and other charges is presented as supplemental information in the discussion of expected operating results above because the Company believes that analysis of Adjusted EBITDA (a non-GAAP measure), along with other GAAP measurements, provides a more comprehensive representation of the Company’s financial performance. Adjusted EBITDA is commonly used in the lodging industry as a measure of performance and as a basis for valuation of lodging companies. Adjusted EBITDA should not be regarded as an alternative or replacement to any GAAP measurement of performance. All companies do not calculate Adjusted EBITDA in the same manner. As a result, our presentation of Adjusted EBITDA may not be comparable to similar titles presented by other companies. See the following reconciliation of Adjusted EBITDA to net income.

ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	September 30, 2003

	Range

	Low	High

	(dollars in millions)
Total Revenues	$46.0	$48.2

Net Income	3.0	3.2
Provision (benefit) for income taxes	3.7	4.0
Interest and other expense, net	2.5	2.5
Depreciation	1.7	1.7
Merger related costs	1.9	1.9

Adjusted EBITDA	$12.8	$13.3

This communication is not a solicitation of a proxy from any security holder of Gaylord Entertainment Company or ResortQuest International, Inc. Gaylord and ResortQuest have filed a registration statement on Form S-4 with the SEC in connection with the merger. The Form S-4 contains a prospectus, a proxy statement and other documents for the stockholders’ meetings of Gaylord and ResortQuest at which time the proposed transaction will be considered. Gaylord and ResortQuest have mailed the proxy statement and prospectus contained in the Form S-4 to their respective stockholders. The Form S-4, proxy statement and prospectus contain important information about Gaylord, ResortQuest, the merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the merger are available free of charge at the SEC’s web site, www.sec.gov. In addition, all documents filed with the SEC by Gaylord in connection with the merger will be made available to investors free of charge by writing to: Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, Attn: Investor Relations. All documents filed with the SEC by ResortQuest in connection with the merger will be made available to investors free of charge by writing to: ResortQuest International, Inc., Suite 203, 8955 Highway 98 West, Destin, Florida 32550, Attn: Investor Relations.

Gaylord, ResortQuest, their respective directors and executive officers may be deemed participants in the solicitation of proxies from Gaylord’s stockholders and ResortQuest’s stockholders. Information concerning Gaylord’s directors and certain executive officers and their direct and indirect interests in Gaylord is contained in its proxy statement for its 2003 annual meeting of stockholders. Information concerning ResortQuest’s directors and certain executive officers and their direct and indirect interests in ResortQuest is contained in its proxy statement for its 2003 annual meeting of stockholders. Additional information regarding the interests of these participants in the merger is available in the proxy statement regarding the merger. Investors can obtain free copies of these documents from the SEC’s website, Gaylord and ResortQuest using the contact information specified.

INVESTOR RELATIONS CONTACTS:	MEDIA CONTACTS:
ResortQuest International	Sloane & Company
Mitch Collins / David Selberg	Dan O’Connor
(850) 278-4000	(212) 446-1865
Sloane & Company
John Fernquest
(212) 446-1889